Registration No. 333-105793

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM SB-2
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             (Amendment Number 4)

                           ----------------------

                       MEDALLION CREST MANAGEMENT, INC.
               (Name of Small Business Issuer in its Charter)

           FLORIDA                     5313                     06-1686744
      --------------------         -----------------         ---------------
(State of Other Jurisdiction of (Primary Standard Industrial (IRS Employer Incorporation or Organization) Classification Code Number) Identification No.)

                  3675 North Country Club Drive, Suite 1907
                            Aventura, FL  33180
                              (305) 933-6737
                              --------------
        (Address and telephone number of principal executive offices and principal place of business)

                        Sean Miller, Vice President
                  3675 North Country Club Drive, Suite 1907
                           Aventura, FL  33180
                              (305) 933-6737
        (Name, address and telephone number of agent for service)



                                     COPIES TO:
                              James G. Dodrill II, Esq.
                    The Law Office of James G. Dodrill II, P.A.
                                 5800 Hamilton Way
                             Boca Raton, Florida  33496
                                   (561) 862-0529
                              Facsimile (561) 862-0927



                          ----------------------
             Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
                          ----------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


                  CALCULATION OF REGISTRATION FEE


                                         PROPOSED     PRPOSED
TITLE OF EACH CLASS                      MAXIMUM      MAXIMUM
OF                       AMOUNT TO       OFFERING     AGGREGATE   AMOUNT OF
SHARES TO BE                BE           PRICE PER    OFFERING    REGISTRATION
REGISTERED               REGISTERED      SHARE <F1>    PRICE         FEE
______________________   __________      _________    _________   ____________


Common Stock,
$.0001 par value to be
sold by selling          5,165,500       $0.25        $1,291,375    $104.48
shareholders

Common Stock,
$.0001 par value to be   4,000,000       $0.25        $1,000,000    $ 80.90
sold
by the company


TOTAL                    9,165,500                    $2,291,375    $185.38

<F1>
      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                 -------------------------------------------


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


           Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                 PROSPECTUS
                 SUBJECT TO COMPLETION, DATED OCTOBER 6, 2003


                      9,165,500 Shares of Common Stock

                       MEDALLION CREST MANAGMENT, INC.
                          (A Florida Corporation)

    This is our initial public offering. We are offering a total of 9,165,500 shares of our common stock. All of the shares being offered by us will be sold at a price per share of $0.25. The selling shareholders will sell their shares at a price per share of $0.25. Of the shares being offered:



    1) 5,165,500 are being offered for sale by selling shareholders and
    2) 4,000,000 are being offered for sale by us

    We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 4,000,000 shares of common stock we are offering on a "best efforts basis" and will not use an underwriter or pay a commission for the sale of the shares. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. Our offering will terminate on the earlier of the sale of all of the shares by us or 90 days after the date of the prospectus.

    There is no established public market for our common stock and we have arbitrarily determined the offering price.

                           _________________________________


     INVESTING IN OUR STOCK INVOLVES RISKS.  YOU SHOULD CAREFULLY CONSIDER
            THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

    The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                        Underwriting
                        Price to        Discounts and           Proceeds
                        Public          Commissions (1)         to Company
---------------------------------------------------------------------------
Per Share                $0.25              $0                      $0.25
        Total                               $0                      $1,000,000



(1) We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate these expenses to total $60,000.



                    The date of this Prospectus is October 6, 2003

                              TABLE OF CONTENTS


                                                               Page
                                                               ----

Prospectus Summary                                                3
The Offering                                                      4
Summary Financial Information                                     7
Risk Factors                                                      8
Use of Proceeds                                                  16
Determination of Offering Price                                  18
Dividend Policy                                                  18
Dilution                                                         19
Management's Plan of Operations                                  20
Business                                                         24
Management                                                       29
Principal Shareholders                                           33
Selling Shareholders                                             34
Description of Securities                                        36
Indemnification                                                  38
Plan of Distribution                                             39
Certain Relationships and Related Transactions                   41
Legal Matters                                                    41
Experts                                                          41
Where You Can Find More Information                              41
Index to Financial Statements

                                PROSPECTUS SUMMARY

    Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


    We are a development stage company and were incorporated in Florida on April 4, 2003. We were formed in order to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, development, rehabilitation, financing and management of real
properties.   We look to acquire real estate holdings and properties which management believes can primarily produce capital appreciation. Depending on the properties, we will also seek to gain income from these holdings. Management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income. Based upon our defined business plan and purpose we do not consider ourselves to be a blank check company as defined under Rule 419(a)(2), Our executive offices are located at 3675 North Country Club Drive, Suite 1907, Aventura, FL 33180.
Our telephone number is (305) 933-6737. As of July 31, 2003 we had operating capital of $41,884 and stockholders' equity of $39,650.
Please be aware that our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability to continue as such is dependent on our ability to implement our business plan, raise capital and generate revenues.


    Our operations are led by, Thomas Fastiggi, who serves as our Chief Operating Officer. Mr. Fastiggi has over thirty years of experience in real estate sales, property management, including operations, long range planning and insurance risk management.


    We have achieved no revenues to date and our loss from inception to July 31, 2003 totaled $6,650.

                                The Offering

Shares we are offering:
-----------------------


Please note that our shares are not currently traded on the OTC Bulletin Board or any other public market.



Securities Offered                      4,000,000 shares of common
                                        stock are being offered at a price
                                        of $0.25 per share for a period of
                                        90 days or until we sell all shaes.
                                        See  "Description of Securities"



Use of Proceeds                         If we sell all 4,000,000 shares we
                                        are offering, we will receive gross
                                        proceeds of $1,000,000.  Any and
                                        all funds raised from our sale of
                                        common stock will be used for
                                        purchase and renovation of
                                        property and for marketing
                                        purposes and working capital
                                        purposes. Unless we raise a
                                        minimum of $500,000 none of the
                                        proceeds will be used to pay any
                                        officer or director in the form of
                                        compensation, reimbursement,
                                        debt repayment or otherwise.  If
                                        we raise at least $500,000, our
                                        officers intend to begin taking a
                                        nominal salary, the amounts of
                                        which will be partially dependent
                                        on the total amount we raise.  See
                                        "Use of Proceeds."



Method of Distribution                  We are offering the shares on a
                                        self-underwritten, best-efforts
                                        basis.  Thomas Fastiggi, our COO
                                        will participate in the distribution
                                        on our behalf.  See "Plan of
                                        Distribution."



Shares being offered by selling shareholders:
---------------------------------------------



Securities Offered                      5,165,500 shares of common
                                        stock are being offered at a price
                                        of $0.25 per share.  See
                                        "Description of Securities"

Use of Proceeds                         We will not receive any proceeds
                                        from the sale of common stock by
                                        our selling shareholders.



Method of Distribution                  The selling shareholders may sell
                                        or distribute their common stock
                                        through ordinary brokers'
                                        transactions, in privately
                                        negotiated transactions or in one
                                        or more of several other manners.
                                        See "Plan of Distribution."





Common Stock Outstanding, before offering  5,165,500
Common Stock Outstanding, after offering   9,165,500





Dividend Policy                            We do not intend to pay dividends
                                           on our common stock.  We plan
                                           to retain any earnings for use in
                                           the operation of our business and
                                           to fund future growth.

Risk Factors

	The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to "Risks Associated with Forward-looking Statements" on page 14.

                        Summary Financial Information

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.

                                                                  Three months
                                                     Period        ended July
                                                   ended April      31, 2003
                                                    30, 2003       (unaudited)
                                                    --------      ------------



Statement of Operations Data:
Total Revenue                                      $       0       $       0
                                                   =========       =========


Gross Profit                                       $       0       $       0
                                                   =========       =========


Net Income (loss)                                     $(163)         $(6,487)
                                                      ======       =========




                                                     As of
                                                 July 31, 2003
                                                  (unaudited)
                                                 -------------


Balance Sheet Data
Cash                                               $41,884
Total current assets                               $41,884
Total assets                                       $41,884
Total current liabilities                          $ 2,234
Total stockholders' equity                         $39,650
Total liabilities and stockholders' equity         $41,884

                                 RISK FACTORS

    The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.

    Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks related to our business:
------------------------------

We have very little operating capital and may be forced to file bankruptcy.
---------------------------------------------------------------------------


    The growth of our business will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of July 31, 2003 we had a total of $41,884 in capital to use in executing our business plan. We are able to operate going forward solely because our executive officers, all of whom are shareholders of the company have agreed to defer receipt of compensation until we have raised a minimum of $500,000 in gross proceeds or achieved $500,000 in revenue. We anticipate that unless we are able to raise net proceeds of at least $500,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way. However, even if all shares offered through this prospectus are sold, and we raise net proceeds of $1,000,000 there can be no assurance that we will be successful in executing our plan or achieving profitability. Due to our early stage of development, regardless of the amount of funds we raise, there is a substantial risk that all investors may lose all of their investment. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. We do not currently anticipate seeking a business combination with another entity wihtin the next twelve months.
If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 1 of our financial statements.


We have not commenced full operations and we may not be able to achieve or maintain profitability.
--------------------------------------------------------------------------

    We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.

    If we are unsuccessful in raising at least $500,000 we expect to continue to incur operating losses in fiscal 2004, which ends April 30, 2004. If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

    We anticipate that in the future we will make significant investments in our operations, particularly to support our acquisitions and marketing activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from financing activities, as we develop and introduce new products and expand into new markets. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected.
There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.




Our independent auditor has expressed doubts about our ability to continue as a going concern.
-----------------------------------------------------------------------------

    We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and we have not achieved any revenues. These factors raise substantial doubt about our ability to continue as a going concern. Management's plans regarding our ability to continue as a going concern are disclosed in Note 1 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





    We will face various risks associated with the acquisition, development, construction and renovation of properties including the risk that such investments will fail to perform as expected or that we may invest funds into potential opportunities and subsequently abandon such opportunity after determining that such opportunity is not feasible.
-----------------------------------------------------------------------------



    Acquisition. We intend to acquire existing properties to the extent that they can be acquired on advantageous terms and meet our investment criteria. Acquisitions of properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated. If any of these occur such event may have an adverse effect on our results of operations.


    Development, Construction and Renovation. We also intend to pursue the selective development, construction and renovation of commercial and residential properties for our own account or the account of, or through, entities in which we own an equity interest as opportunities arise. Risks associated with our development, construction and renovation activities include the risks that: we may abandon development opportunities after expending resources to determine feasibility; construction and renovation costs of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; and development, construction, renovation and lease-up may not be completed on schedule (including risks beyond our control, such as weather or labor conditions or material shortages) resulting in increased debt service expense and construction costs. Development, construction and renovation activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development, construction and renovation activities once undertaken, any of which could adversely affect our financial condition and results of operations. Properties acquired for development may generate little or no cash flow from the date of acquisition through the date of completion of development and may experience operating deficits after the date of completion. In addition, new development and renovation activities, regardless of whether or not they are ultimately successful, typically will require a substantial portion of management's time and attention.


We will be dependent on the receipt of rental income from real property and the failure to lease such properties in a timely manner or on economically favorable terms may have a material adverse effect on the results of our operations.
---------------------------------------------------------------------------


    In the future, we may acquire properties that are vacant or not fully leased. We expect to incur significant costs, including those relating to leasing commissions and tenant improvements, in connection with the leasing of these properties and may be required to offer tenant concessions, including free rental periods. Our failure to lease these properties in a timely manner and on economically favorable terms may have a material adverse effect on the results of our operations.

    Our cash flow, results of operations and value of our assets would be adversely affected if a significant number of future tenants of our future failed to meet their lease obligations or if we or the owner of a property were unable to lease a significant amount of space on economically favorable terms. In the event of a default by a lessee, the owner may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on a property. At any time, a tenant may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash flow of the property. If a tenant rejects its lease, the owner's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. Generally, the amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that any of our future properties will not experience significant tenant defaults.





We may experience adverse consequences as a result of undertaking debt financing.
-----------------------------------------------------------------------

    Leverage. Some of our real estate equity investments may utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to our receiving a return. As a result of such leverage, we would be subject to the risks normally associated with debt financing, including the risk that cash flow from operations and investments will be insufficient to meet required payments of principal and interest, the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancings will not be as favorable to us and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase returns or the funds available for investment by us, it also will increase the risk of loss on a leveraged investment. If we default on secured indebtedness, the lender may foreclose and we could lose our entire investment in the security for such loan. Because we may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, we could lose our interests in performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments. In addition, recourse debt, which we reserve the right to obtain, may subject other assets of ours to risk of loss.

    Existing Debt Maturities; Foreclosures. We anticipate that only a portion of the principal of our indebtedness outstanding from time to time will be repaid prior to maturity. However, we may not have sufficient funds to repay such indebtedness at maturity; and it may therefore be necessary for us to refinance debt through additional debt financing or equity offerings. If we are unable to refinance this indebtedness on acceptable terms, we may be forced to dispose of properties or other assets upon disadvantageous terms, which could result in losses to us and adversely affect the amount of cash available for further investment.

    Risk of Rising Interest Rates. We may incur indebtedness in the future that also bears interest at a variable rate or may be required to refinance its debt at higher rates. Increases in interest rates could increase our interest expense and adversely effect our financial condition and results of operations.

    Covenants. Various credit facilities or other debt obligations may require that we comply with a number of financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit our ability to borrow funds or may cause a default under any then-existing indebtedness.

    No Limitation on Debt. Our Articles of Incorporation and Bylaws do not contain any limitation on the amount of indebtedness we may incur. We also have the ability to use a more highly leveraged business strategy than typically used by REITs. Accordingly, we could become highly leveraged, resulting in an increase in debt service that could increase the risk of default on our indebtedness.

The nature of investments made by us may involve high risk due to the illiquidity of real estate investments.
----------------------------------------------------------------------

    We may make investments in real estate-related assets and businesses that have experienced severe financial difficulties, which difficulties may never be overcome. Since we may only make a limited number of investments and since many of the investments may involve a high degree of risk, poor performance by one of the investments could severely affect our financial condition and results of operations.

    Equity and debt investments in real estate may be relatively illiquid. Such illiquidity limits our ability to modify our portfolio in response to changes in economic or other conditions. Illiquidity may result from the absence of an established market for the investments as well as legal or contractual restrictions on their resale by us.


Our officers and directors are not required to continue as shareholders and may not maintain an equity interest in the company in which case their interests may not mirror those of our shareholders.
--------------------------------------------------------------------------



    We are registering all of our shares of common stock held by our officers and directors and all shares held by our officers and directors are being offered for sale. There is no requirement that our current or any of our future officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of our officers and/or directors will continue to maintain an equity interest in the company.


We have arbitrarily determined the offering price. Accordingly the price you pay may not accurately reflect the value of our common stock.
-----------------------------------------------------------------------------

    We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.


We are dependent on the services of our Chief Operating Officer and the loss of those services would have a material adverse effect on our business.
----------------------------------------------------------------------------



    We are highly dependent on the services of Thomas Fastiggi, our Chief Operating Officer . Mr. Fastiggi maintains responsibility for our overall corporate operational strategy. Mr. Fastiggi has over thirty years of experience in real estate sales, property management, including operations, long range planning and insurance risk management. The loss of the services of Mr. Fastiggi would have a material adverse effect upon our business and prospects. Please note that Mr. Fastiggi is offering for sale all shares of our common stock that he holds. Additionally, all of our officers and directors are offering for sale all shares of our common stock that they hold.



Most of our officers do not currently devote their full business efforts to executing our business plan and do not intend to do so unless we raise substantial funding.
------------------------------------------------------------------------------



    Other than Mr. Miller, all of our officers are currently employed by other businesses. Although they intend to devote their full business efforts to executing our business plan if we raise at least $500,000, in the event we cannot successfully raise this funding they will all likely continue to work for other businesses. In that event, the time they devote to our business will vary, but in at least some instances will most likely be substantially less than full time. If our officers continue to work for other businesses their failure to devote full time to our business efforts could have a material adverse effect upon our business and prospects.



Our executive officers along with our largest shareholder hold the voting power to greatly influence our affairs and may make decisions that do not necessarily benefit all shareholders equally.
--------------------------------------------------------------------------

    As of the date of this prospectus, our executive officers and our largest shareholder together own approximately 53% of our outstanding Common Stock. Consequently, they are in a position to greatly influence matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs, generally.



Our officers and directors may engage in activities that cause a conflict of interest with our business plan.
----------------------------------------------------------------------------

     Our officers and directors are permitted to purchase and/or sell property or real estate that is not affiliated with us. They are also permitted to engage in outside real estate investments. Other than Mr. Miller, all of our officers are currently employed by other businesses. Although the officers plan to devote their full business efforts to executing our business plan after we raise at least $500,000, the officers currently may be employed or work for business entities within the real estate and property industry. Any of these factors could result in one or more of our officers and directors having a conflict of interest between their personal interests and those of our shareholders and us.





You may not be able to buy or sell our stock at will and may lose your entire investment.
-----------------------------------------------------------------------------

    We are not listed on any stock exchange at this time.   We hope to become
a bulletin board traded company. These are often known as "penny stocks" and are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.

Our management will have broad discretion to use any proceeds from sales of the common stock and their uses may not yield a favorable return.
---------------------------------------------------------------------------

    While we intend to use the net proceeds from any common stock we are able to sell principally for working capital needs and general corporate purposes, our management will have broad discretion to spend the proceeds from this offering in ways with which stockholders may not agree. The failure of our management to use these funds effectively could result in unfavorable returns. This could have significant adverse effects on our financial condition and could cause the price of our common stock to decline.

Future sales of our common stock may have a depressive effect upon its price.
-----------------------------------------------------------------------------

    All of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. In the future, sales of these securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.

Risks related to this offering:
-------------------------------




There is no assurance of future dividends being paid.
-----------------------------------------------------

    At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

    Certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this prospectus or otherwise made by us or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negatives of those words, identify forward-looking statements. These statements appear in a number of places in this prospectus and include statements as to our intent, belief or expectations. These forward-looking statements are subject to the risks detailed below or elsewhere in this prospectus, or detailed from time to time in our filings with the Securities and Exchange Commission.


Risks associated with forward-looking statements.
------------------------------------------------

    This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus includes or relate to:

    (1) Our ability to identify desirable properties now and in the future and to negotiate favorable terms for our investments into such properties,
    (2) Our ability to market our properties at competitive prices now and in the future,
    (3)     Our ability to maintain an effective sales network,
    (4) Our success in forecasting demand for our properties now and in the future, and
    (5) Our ability to maintain pricing and thereby maintain adequate profit margins.

                             USE OF PROCEEDS


     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.

     Our proceeds from this offering will vary depending on how many shares of our common stock we are able to sell. If we sell all shares of common stock being registered in this offering, we will receive proceeds of $1,000,000. A majority of any proceeds received will be used for purchase and renovation of property and for marketing purposes. Any funds not used for such purposes will be used for working capital and general corporate purposes. Working capital expenses include expenses for travel, communications, office supplies, rent and utilities, and other ongoing selling, general and administrative expenses and we consider general corporate purposes to be expenses such as those legal and accounting expenses typically incurred in connection with being a publicly traded company.

     We expect to incur expenses of approximately $60,000 in connection with the registration of the shares.

     The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, there can be no assurance that we will use the proceeds exactly as laid out in the table.




Total shares offered                4,000,000     4,000,000       4,000,000       4,000,000
Percent of total shares offered           25%           50%             75%            100%
Shares sold                         1,000,000     2,000,000       3,000,000       4,000,000

Gross proceeds from offering          250,000       500,000         750,000       1,000,000
Less: offering expenses                60,000        60,000          60,000          60,000
                                   ----------     ---------       ---------       ---------
Net proceeds from offering            190,000       440,000         690,000         940,000

Use of net proceeds
 Accounting & legal fees               20,000        30,000          35,000          40,000
 Marketing                             19,000        44,000          69,000          94,000
 Purchase of Property                  80,000       200,000         330,000         450,000
 Renovation of Property                40,000       100,000         165,000         225,000
 Operating expenses & working capital  31,000        66,000          91,000         131,000



     We have accounted for proceeds of the offering that will be used to pay officers under the heading operating expenses and working capital. If we are unable to raise a minimum of $500,000 none of the proceeds will be used to pay any officer or director in the form of compensation, reimbursement, debt repayment or otherwise. If we are able to raise a minimum of $500,000 our officers intend to begin taking a nominal salary, the amounts of which will be partially dependent on the total amount we raise, but will note exceed twenty percent of the amount raised.


     It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 4,000,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify or delay full implementation of our business plan. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.

     The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions as well as timing of receipt of funds, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the real estate market and the environment in which we operate, and/or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

                    DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                           DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                               DILUTION


     Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at July 31, 2003 was $.01 or a de minimus amount per share of common stock. Dilution per share represents the difference between the offering price of $0.25 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.



     After giving effect to the completion of the offering and after deducting offering expenses estimated to be $60,000, our pro forma net tangible book value will be $979,650 or $0.11 per share. This represents an immediate increase in pro forma net tangible book value of $0.10 per share to existing stockholders and an immediate dilution of $0.14 per share, or approximately 56% of the offering price, to investors purchasing shares of common stock in the offering.


     Public offering Price per share                         $ 0.25
     Net Tangible Book Value per share before offering       $ 0.01
     Increase Per Share attributable to sale of these shares $ 0.10
     Pro-Forma Net Tangible Book Value after offering        $ 0.11
     Dilution per share to Public Investors                  $ 0.14


     The following table summarizes as of July 31, 2003, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares is assumed to have taken place on July 31, 2003.




                          Shares Purchased       Total Consideration Paid    Average Price
                          Number    Percent      Amount           Percent    per Share
                          ------    -------      ------           -------    ---------
Existing Shareholders   5,165,500    56.36%     $  39,650            4%        $0.01
New Investors           4,000,000    43.64%     $ 940,000           96%        $0.25
                        ---------   -------     ---------         -------    ---------
Total                   9,165,500   100.0%      $ 979,650          100.0%      $0.11



     The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved:


CAPTION>

Shares outstanding prior to offering     5,165,500

Total shares offered                   4,000,000       4,000,000       4,000,000     4,000,000
Shares sold                            1,000,000       2,000,000       3,000,000     4,000,000
Public offering price                      $0.25           $0.25           $0.25         $0.25

Per share increase attributable to
new investors                            $  0.03         $  0.06         $  0.08        $ 0.10
NTBV per share prior to offering         $  0.01         $  0.01         $  0.01        $ 0.01
                                     ------------    ------------     -----------   -----------
Post offering pro forma NTBV per share    $ 0.04         $  0.07         $  0.09       $  0.11

Dilution to new investors                 $ 0.21          $ 0.18          $ 0.16       $  0.14
Percent of dilution of the offering price    84%             72%             64%           56%


                       MANAGEMENT'S PLAN OF OPERATIONS



Results
-------


    For the period from inception through July 31, 2003 no revenue was generated or anticipated by management's forecast.



    We incurred expenses from inception to July 31, 2003 of $6,650, which also equaled our loss during that period. This amount was financed primarily through $46,300 of receipts from equity subscriptions. Our loss per share
through this date was de minimus.   Our officers have agreed to defer all
salaries until we raise a minimum of $500,000 and to not seek reimbursement for unpaid past compensation. Our principal executive and administrative offices are currently located in space owned by an officer who has agreed to contribute the value of the rent we would anticipate paying for such a space. Accordingly, we are not presently incurring any rent expenses associated with this space. We anticipate relocating from this space to a leased space, within 90 days of our completion of raising financing in a minimum amount of at least $250,000.



    Management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, due to our low cash requirements and the cooperation of our management in deferring salaries, even if we are unsuccessful in selling any of the shares of common stock offered by this prospectus, assuming that we do not commence our anticipated operations, we will be able to satisfy our cash requirements for at least the next 12 months. We will not, however, be able to commence substantial operations, unless and until we have raised a minimum of $250,000 in funding through this offering or otherwise. Fully executing our business plan will significantly change our cash needs and we will not be able to begin such execution until we have raised substantial additional resources.



    We do not anticipate that there will be any significant changes in the number of employees or expenditures from what is discussed in this prospectus.



    Our management team is offering all shares of it common stock for sale through this prospectus. Although our management team does not have a present intention of selling all of its shares at any specific time, due to the sacrifices they are making by not accepting a salary from the company during its intitial growth phase management desires to have the ability to offer shares from time to time pursuant to this prospectus. It is management's current intention to remain employed by the company even if the shares held are sold.



Plan of Operations
------------------



    Over the next twelve (12) months, we intend to pursue opportunities to provide revenue-generating activities. To accomplish this, we will need to progress through several stages of initial operations. Initially, we are currently seeking to raise up to $1,000,000 of capital through this offering to be in position to commence full business operations.
We are attempting to raise these funds through this public offering of our common stock. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. We do not currently anticipate seeking a business combination with another entity within the next twelve months.



     Although we are not yet in a position to acquire any property, we have identified and conducted preliminary due diligence on several specific potential target properties that we intend to pursue farther once funds have been obtained. The properties include:

     1) Luxury units located in Miami Beach, Florida on the southern most point of South Beach, with a price range from $1.6 million to $2.8 million per unit. We are currently negotiating the purchase of several of these unites, but the purchase is contingent on our raising sufficient funds.

     2) A portion of a strip mall located in Pembroke Pines, Florida located in a beautiful, high-income area. We are in the process of conducting due diligence on this property in an attempt to determine the value of this property versus other similar properties.

     3) Contracts of pre-construction townhouses in Pembroke Pines, Florida, which we believe to be one of the fastest growing areas in south Florida. We are in the process of conducting due diligence on the property and believe that due to the high growth rate in the area that the townhouses could be desirable to purchase.



     Once funds have been obtained, we will then conduct extensive site evaluations for possible property purchases, acquisitions, property development, renovation and lease/sale opportunities on these and other properties. Our site evaluation will include detailed analysis regarding the quality and suitability of potential opportunities and/or parcels of land. It is our goal to explore opportunities that demonstrate superior site quality features, such as, favorable demographics, attractive site features (high visibility/traffic area) and a limited competitive environment. Although this stage of operation will be an ongoing business concern, we estimate a maximum of two months for initial site evaluations to be conducted.
Once we have identified potential opportunities, we plan to enter negotiations with potential investments. Based on the nature of such investments, we anticipate 4-6 weeks of negotiations on any/all initial projects that we may pursue. It is our goal in the negotiation stage to position our self to accumulate various projects that are commercial, acquisition or development in nature, at under valued amounts. We may also look to pursue the same negotiation tactics regarding any distressed real properties of interest. We anticipate engaging in formal contracts within four months of raising sufficient funds through the offering. We will look to secure commitments in the areas of property purchases, acquisitions, property development, renovation and lease/sale opportunities on an ongoing basis. We believe that sufficient revenue can be generated through the final eight months of our first year of full operation to produce an operating profit. This time frame includes the acquisition and sale of potential properties, site development, commercial lease revenues, renovation and resale. Achieving these revenues however remains strictly contingent on raising sufficient funds for the initiation of full business operations. We anticipate no substantial changes to our business plan if we raise funds less than that of $1,000,000 through this offering or otherwise. In the case that funds less than that of $1,000,000 are raised, our opportunities to make possible property acquisitions will be more limited. Additionally, investment opportunities that are capital intensive, such as large commercial facilities or extensive renovation projects may no longer be immediately feasible due to lack of funding.


    We anticipate incurring various costs and expenses associated with cultivating revenue-generating activities. Assuming we successfully raise $1,000,000 we estimate site analysis during the preliminary site analysis stage, (months 1-4 of full operations) to cost approximately
$75,000. Due to the nature of our business model, site analysis costs will be a recurring cost for the Company. As sites are identified, we anticipate incurring legal expenses associated with the negotiation and drafting of documentation to consummate the transaction. Our two largest expenses will be the actual purchase and renovation of property. We anticipate incurring costs in renovating and improving properties equal to fifty percent of the acquisition costs. Assuming we successfully raise $1,00,000 we estimate that we would spend approximately $450,000 acquiring properties and an additional $ 225,000 renovating these properties. We have included within the $450,000 amount our anticipated costs and expenses in regards to monthly rent/loan payments.


Liquidity and Capital Resources
-------------------------------

    While at this time we do not have any significant current liabilities, our business expansion will require significant capital resources that may be funded through the issuance of notes payable or other debt arrangements that may affect our debt structure.


    To date we have spent a total of $6,650 in general operating expenses.
We raised the amounts used in these activities from a Regulation D offering in which we raised $46,300.


    To date, we have managed to keep our monthly cash requirements low for two reasons. First, our officers, who are all founders and significant shareholders have agreed not to draw a salary until a minimum of $500,000 in funding is obtained or we have generated $500,000 in revenues. Once we have achieved this threshold our board of directors will establish salaries for our officers.  These salaries will be at least partially determined by the
amount of funding we successfully raise.    The officers will not be
reimbursed for their unpaid compensation during the offering period. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by Sean Miller, our Chief Executive Officer. Mr. Miller has agreed to contribute use of this space in a rent free arrangement until completion of this offering and he will not be reimbursed for the rent of this space.


    Given our low monthly cash requirements and the agreement of our officers, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.


    In the early stages of our business plan, we will need cash for refinancing mortgages, financing acquisitions and development, and financing capital improvements as well as for marketing. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $500,000 on such endeavors. We anticipate, however, that we will be able to commence substantial operatiosn once we have raised a minimum of $250,000. We hope to raise these funds through this offering. If we are unable to raise the funds through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we may need to seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. We do not currently anticipate seeking a business combination with another entity within the next twelve months. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 1 of our financial statements.




     For the foreseeable future we do not intend to seek a buyer for our business or look to engage in any joint ventures with other entities.



Uncertainties
-------------

    There is intense competition in the real estate investment market with other companies that are much larger and both national and international in scope and which have greater financial resources than we have. At present, we require additional capital to make our full entrance into this industry.

Forward Looking Statements


    Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, identifying desirable properties, negotiating desirable investment terms, changes in the real estate market, changing interest rates, and a general downturn in the economy.

Recent Accounting Pronouncements

    Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").
Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 on January 1, 2002 will nothave a material effect on the Company's financial position, results of operations or liquidity.

    In December 2002, the Financial Accounting Standards Board issued Statement of Financial Account Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. This Statement amends Statements No. 123 to provide three alternative methods of transition for Statement No. 123's fair value method of accounting for stock-based employee compensation for companies that elect to adopt the provision of Statement No. 123. Statement No. 148 does not require the transition to the fair value accounting method of Statement No. 123. The Company has elected to use the intrinsic value method of accounting for stock compensation in accordance with APB No. 25 and related interpretations. Statement No. 148 also amends the disclosure provisions of Statement No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based compensation on reported net income and earnings per share in annual and interim financial statements. The disclosure provision of Statement No. 148 are required to be adopted by all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of Statement No. 123
or the intrinsic value method of APB No. 25.   The Company does not anticipate
any material effect on the financial statements.

                                   BUSINESS

GENERAL AND COMPANY HISTORY


    Medallion Crest Management, Inc. was incorporated in the state of Florida on April 4, 2003. We are positioning ourselves to acquire, develop and operate commercial real estate property in the South Florida counties of Dade, Broward and Palm Beach. As of the date of this prospectus we have not generated any revenues.


    We were organized to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, rehabilitation, development, financing and management of real properties and/ or participation in these activities through the purchase of debt instruments or equity interests of entities engaged in such real estate businesses. Management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income.

    We intend to acquire under-performing office and other commercial or residential properties below replacement cost, renovating and/or repositioning them, and owning, operating and/or reselling such properties. We believe that appropriate well-located commercial properties that are currently under-performing can be acquired on advantageous terms and repositioned with the expectation of achieving enhanced returns which are greater than returns which could be achieved by acquiring a stabilized property. As opportunities emerge, we may in the future expand our real estate-related businesses and activities.

    We currently do not intend to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Consequently, we have the flexibility to respond quickly to opportunities without the structural limitations inherent in REITs and to operate, when deemed advantageous by management, on a more highly leveraged basis than most REITs. We may elect REIT status for certain of our planned future subsidiaries or affiliates when management deems it beneficial to our
shareholders.    By not qualifying as a REIT under the Code (which would
require us to distribute each year at least 95% of our net taxable income, excluding capital gains), we have the ability and currently intend to retain for reinvestment our cash flow generated from operations and to sell properties without the substantial income tax penalties which may be imposed on REITs in such transactions. In addition, we differ from opportunity funds that are typically structured as private partnerships. In that regard, our business is conducted without the payment of acquisition, disposition or advisory fees to general partners that should result in additional cash flow being available for reinvestment as well as mitigate the potential for conflicts of interest. In addition, unlike investors in opportunity funds, our shareholders are expected to have enhanced liquidity through their ability to sell or margin their stock. We also hope to attract a broader range of investors because there is no stipulated investment minimum. However, unlike REITs and opportunity funds, we are subject to corporate level taxation.


    Our operations are led by Thomas Fastiggi, who serves as our Chief Operating Officer. Mr. Fastiggi has over thirty years experience in real estate sales and property management, including serving for the past nine years as the General Manager of a $60 million rental community.

In analyzing potential investments and market trends and inefficiencies, management has reviewed, and will continue to review, current economic and market information.


BUSINESS STRATEGY


    In furtherance of our business strategy, we plan to organize into two strategic business units, each covering a separate line of business. As opportunities emerge and in response to changes in market, real estate and general economic conditions, we may in the future retract from, discontinue or expand our real estate related business and activities.

    Commercial Properties. We seek to acquire commercial properties below replacement cost and operate and/or resell such properties after renovation, redevelopment and/or repositioning. We believe that appropriate well-located commercial properties which are currently under-performing can be acquired on advantageous terms and repositioned with the expectation of achieving enhanced returns which are greater than returns which could be achieved by acquiring a stabilized property.

    We are currently seeking to apply our business strategy to office properties. As opportunities arise, the Company may seek to acquire other types of commercial properties, including industrial properties.


    Property Development. We plan to engage in selective development activities as opportunities arise and when justified by expected returns.
We believe that by pursuing selective development activities we can achieve returns that are greater than returns which could be achieved by acquiring stabilized properties. We may also acquire land for speculation, future development or subdivision. Certain development activities may be conducted in joint ventures with local developers who may bear the substantial portion of the economic risks associated with the construction, development and initial rent-up of properties.


    We may in the future make equity investments in entities owned by third parties and which engage in real estate-related businesses and activities or businesses that service the real estate industry. Some of the entities in which we may invest may be start-up companies or companies in need of additional capital. We may also in the future invest in retail, residential, hotel and other types of properties and may also manage and lease properties owned by us or in which we have an equity or debt investment.

    In analyzing potential investments and market trends and inefficiencies, management has reviewed, and will continue to review, current economic and market information.


OPERATING STRATEGIES

    We seek to enhance our operating performance by developing our core investment segments through asset quality, customer service and establishing market share within our operating region.

    We believe that high-quality office buildings/complexes and retail centers present an attractive investment opportunity given their typical strong tenant covenants, stable yields, low vacancy levels and growth potential. Our objective is to increase cash flow and the value of our future portfolio of properties and to seek continued growth through the selective acquisition, development, redevelopment, renovation and expansion of income-producing real estate properties. We believe we will be able to implement an investment strategy of acquiring additional properties with these characteristics to provide additional cash flow and further enhance long-term portfolio value.
We believe that our investment program will enable us to enhance our presence and continue to diversify our portfolio.

    In order to minimize short-term leasing risk in our portfolio, we are focusing our acquisition efforts on properties with long-term creditworthy leases.

    Management intends to undertake regular reviews of any property investments we make and, based on experience and local market knowledge, assess the ongoing opportunities for the properties. Appropriate capital improvement projects, renovations and remarketing initiatives will be implemented.

    Our leasing strategy for each property will reflect the nature of the property, its position within the local marketplace, prevailing and forecast economic conditions, the state of the local real estate market and the status of existing tenancies. Management recognizes the inherent cost efficiencies of maintaining existing tenancies and believes that early renewal, proactive negotiations with tenants, staggered lease maturities and contractual rental rate increases can enhance cash flow and capital value. Our objective is to maintain rents and occupancy levels that, through superior operating practices, management services and leasing strategies, outperform local markets.

    Through sophisticated and prudent financial management we will commit management to maximizing income form the properties we eventually own. Management will endeavor to optimize the leveraged returns from our anticipated portfolio of properties, while remaining within the overall debt limits. Management believes significant additional proceeds will be available as mortgages are expected to be refinanced. Accretive investment of such proceeds is anticipated to increase revenues. Whenever possible, we will utilize a fixed rate debt financing with terms which are appropriate for the nature of the leases and the properties being financed. Management intends to stagger our debt maturities for any new financings to manage refinancing risk and to provide a source of additional capital when refinanced, and make use of operating lines or acquisitions facilities to generate interim capital.


INVESTMENT POLICIES AND ACQUISITION STRATEGIES

    We intend to acquire real estate or interests in real estate in Dade, Broward and Palm Beach County, Florida. We plan to invest in real estate and interests in real estate in commercial properties such as office buildings, strip centers, industrial warehouses including mini-storage facilities and residential properties to include single family homes, condominiums, and residentially zoned land.

    We intend to acquire properties through leveraged transactions, such as first mortgages available through institutional lenders, seller financed acquisitions, or a combination thereof. Additionally, proceeds of the offering may be utilized to fund acquisitions without use of institutional or
seller financing.   It is our intent to structure all debt financing thorough
the use of non-recourse financing, limiting our exposure to the amount of funds we directly invest in a specific acquisition.

    We intend to acquire under-performing office and other commercial and residential properties below replacement cost, renovating and/or repositioning them, and owning, operating and/or reselling such properties. We believe that appropriate well-located commercial properties that are currently under-performing can be acquired on advantageous terms and repositioned with the expectation of achieving enhanced returns which are greater than returns which could be achieved by acquiring a stabilized property.
We have established a policy limiting the percentage of our assets to be invested in any one particular property to no greater than 49 % of our assets.


     We intend to generate a substantial portion of our revenue through capital gains on the properties we purchase. Although we intend to invest in properties that produce income, our primary focus is to generate revenue through the appreciation of real estate and properties. Our hope is that income generated through properties we acquire will provide the capital needed for further acquisitions.


     We have not limited the percentage of securities of an issuer that we may acquire and may, in situations we deem appropriate, acquire one hundred percent of the equity securities of an issuer. In making such an acquisition we may use cash or our securities. Due to our primary goal of generating revenue through appreciation of real estate and properties we do not anticipate acquiring debt securities.


     Prior to acquiring a property, we intend to determine the possibilities of creating value and forecast profitable sales scenarios. We will employ the following procedure to analyze aspects of potential acquisitions:

*	Market Depth: market liquidity and number of transactions within the area
*	Building Quality:  age, category, type of facility, appeal for tenants and investors, and technologies
*	Discounted Income Quality:  tenant quality, lease terms and expiry, contract rent vs. market rent
*	Current and Overall performance
*	Financing:  interest rates and cash assets


We intend to utilize two approaches in regards to our acquisition strategy.

     Identify Attractive Acquisitions - We seek to acquire property or real estate that is determined to be undervalued or possesses income potential.
We will only make acquisitions that can be negotiated with terms and conditions at a price we believe to be less than current market prices.
We intend to promote this strategy to generate long-term profitability and cash flow gains rather than just revenue growth.

     Maintain a Sell Discipline - We intend to create a disposition strategy at the time of acquisition. This disposition strategy will be reviewed constantly throughout the investment cycle. We believe that value is created during the acquisition and asset management phase of the investment cycle and realized through the properly timed and executed sale of the property. We intend to establish a successful track record of maximizing investment returns by selling each asset at the optimal point in the investment cycle.

    Management considers various factors when evaluating potential property acquisitions. These factors include:

    - The attractiveness of the property to existing and potential tenants;

    - The likelihood and relative attractiveness of competitive supply;

    - The anticipated demand for space in the local market;

    - The creditworthiness and diversity of risk in the current tenants occupying the property;

    - The ability to acquire the asset at an attractive going-in yield, as well as the potential to increase operating income over time by renewing leases for increasing rents;

    - The physical condition of the property, including the extent of funds required for its maintenance and for physical upgrades needed in order to establish or sustain its market competitiveness;

    - The ability to operate the property with a competitive cost structure;
      and

    - The property's location in one of our target markets

     In determining whether to enter into a new development, the foregoing factors are considered as well as the additional risks of development, including the following:

    - The extent of lease-up risk in the context of the demand/supply characteristics of the local market

    - The ability to minimize construction risks; and

    - The quality of local development partners, if relevant.


    Please note that, although the above paragraphs describe our current policy with respect to investing, these policies may be changed by the directors without a vote of our security holders.



INVESTMENT GUIDELINES AND RESTRICTIONS



     We may invest up to 49% of our assets in the securities of any one issuer.


     We have not limited the percentage of securities of an issuer that we may acquire and may, in situations we deem appropriate, acquire one hundred percent of the equity securities of an issuer. In making such an acquisition we may use cash or our securities. Due to our primary goal of generating revenue through appreciation of real estate and properties we do not anticipate acquiring debt securities.



     We have implemented the following guidelines for our investments:

*    We may invest up to 95% of our assets into real estate and properties.

*    Investment interests in REITs may not exceed 25% of our assets.

*    Investment interests in partnerships may not exceed 25% of our assets.

*    Investment interests in joint ventures may not exceed 25% of our assets.


     Please note that, although the above paragraphs describe our current policy with respect to investing, these policies may be changed by the directors without a vote of our security holders.

CONFLICT OF INTEREST

     Our officers and directors are permitted to purchase and/or sell property or real estate that is not affiliated with us. They are also permitted to engage in outside real estate investments. Other than Mr. Miller, all of our officers are currently employed by other businesses. Although the officers plan to devote their full business efforts to executing our business plan after we raise at least $500,000, the officers currently may be employed or work for business entities within the real estate and property industry.

COMPETITION

    We compete in a variety of service disciplines within the commercial real estate industry. Each of these business areas is highly competitive on a national as well as local level. We face competition not only from other real estate service providers, but also from boutique real estate advisory firms, appraisal firms and self-managed real estate investment trusts. In general, there can be no assurance that we will be able to ever compete effectively, to achieve desirable fee levels or margins, or achieve any market share. We look to increase relative strength and longevity in the markets in which we plan to operate, and enhance our ability to offer clients a range of real estate services on a local and regional basis. We believe that we can operate successfully in the future in this highly competitive industry.

LEGAL PROCEEDINGS

    We are not party to any legal proceedings as of the date of this prospectus.

EMPLOYEES

    As of the date of this prospectus we have 4 employees all of whom are serving the company in executive capacities.

DESCRIPTION OF PROPERTY

    Our principal office facility is presently located in space owned by an officer. We are not presently incurring any rent expenses associated with this space.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE.

    We have had no disagreements with our accountants on accounting and financial disclosure.

                                 MANAGEMENT

Directors and Executive Officers

    Our sole directors and executive officers are:

                                                            Director
Name                  Age      Position                     Since
----                  ---      --------                    --------

Thomas Fastiggi       46      Chief Operating Officer


Sean Miller           28      Chief Executive Officer,
                              Chief Financial Officer,
                              Chief Accounting Officer
                              and Director                   2003

Vincent Kohen         62      President

Lisa Beach            42      Vice President


Rose Cabasso          48      Vice President, Secretary
                              and Director                   2003



Sean Miller, Chief Executive Officer, Chief Financial Officer,
Chief Accounting Officer


With a background in accounting, finance and economics, Mr. Miller served as Managing Director for Asset Management Group, LLC, a privately managed hedge fund from May 2001 through July 25, 2003, at which time he became our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Prior to joining Asset Management Group, Mr. Miller provided consulting services to the money management firm of Greystone International Asset Management, for the period of July 2000 until April 2001, in the capacity of Assistant Portfolio Manager. Mr. Miller was responsible to provide detailed research and analytical analysis on various equities. Mr.
Miller also incorporated a successful hedging strategy that was detailed by the use of option and derivative trading. From April 1999 to July
2000,Mr. Miller  served as District Manager for Automatic Data
Processing Inc., a Fortune 500 company which specializes in payroll and tax services As District Manager, Mr. Miller's duties included: sales, marketing and training. Mr. Miller achieved Top Salesperson for South Florida twice and was responsible for regaining profitability in every territory he was assigned. During his tenure at ADP, Mr. Miller's marketing efforts averaged 165% above his district's quota. Mr. Miller currently devotes his full business efforts to implementing our business plan.



Thomas Fastiggi, Chief Operating Officer

Mr. Fastiggi served as our Chief Executive Officer and Chief Financial Officer from inception until July 25, 2003. He now serves as our Chief Operating Officer. Mr. Fastiggi has over thirty years of experience in real estate sales, property management, including operations, long range planning and insurance risk management. This experience includes preparation of annual budgets, office and facility administration and database management as well as overall profit and loss responsibility. He has managed properties in Florida and Hilton Head, South Carolina with amenities such as beach, tennis clubs, 130 + slip marina facilities and on site restaurants. This includes supervision of all property management, rental and sales staff for condominiums, hotel and time shared resorts.


As a licensed Real Estate Broker, his expertise includes real estate marketing, as well as feasibility studies having worked for a major resort marketing company with duties such as project profiling and positioning, competitive property analysis, buyer profile demographics, marketing, media selection, lead generation and sales training.


Mr. Fastiggi currently serves, and has served for the past nine years, as General Manager of Peppertree Bay Realty, a $60 million gulf front community in Sarasota Florida. His responsibilities include operations, rental program and sales management, having initiated the sales program at this location. During the last three years, he directed a $2 million staged upgrade of the facility including structural repairs with concrete restoration, renovation of on-site amenities, elevators, fire alarm and safety upgrades as well as landscape and road renovation.


He is a graduate of Seton Hall University with a degree in Business Administration, and is licensed by the state of Florida as a Real Estate Broker and Community Association Manager. He is a member of Community Associations Institute (CAI). having earned the "Certified
Manager of Community Associations" ("CMCA") designation from the National Board of Certification for Community Association Managers, a CAI sister organization. He has earned the designated of Association Management Specialist ("AMS") by CAI, one of less than 1200 such professionals nationwide. He is a member of the Institute of Real Estate Management and is a candidate for the Accredited Residential Manager ("ARM") designation. He has participated as a guest speaker and panelist for the American Resort and Recreation Development Association ("ARRDA") southeastern region conventions.


Mr. Fastiggi is consulted on a weekly basis regarding strategic operational decisions and the implementation of our business plan. Mr. Fastiggi intends to devote his full business efforts to executing our business plan once we have raised a minimum of $500,000. Mr. Fastiggi currently devotes up to five hours per week to implementing our business plan.


Vincent J. Kohen, President

Mr. Kohen joined the company in July 2003 as its President and brings forth a lifetime of expertise in the banking industry. His last assignment was as President, Chief Executive Officer and Director of Twin Valley Bank of Ohio. This position involved the turnaround of the institution from defalcation to a five star rated financial institution. He retired from Twin Valley Bank in 2001 after sixteen years of dedicated services. Prior to that assignment, Mr. Kohen spent twenty-four years as Vice President and Branch Administrator of 39 bank branches for the First National Bank of Dayton, now National City Bank, Dayton, Ohio.

He is a member of the American Institute of Banking, Dayton, Ohio, having served as its President. In addition, he served as an instructor for the Institute in the areas of marketing, bank operations and economics.

Mr. Kohen enjoyed a distinguished military career and retired at the rank of Major in the United States Army Reserve with 18 years of experience.
A graduate of the U.S. Army Officer Candidate School, he graduated as the number one graduate in his class.

He maintains a residence in Sarasota, Florida where he has served as a board member of his community, the Peppertree Bay Association, for the last six years. He was elected Treasurer in 2000 and offers his financial expertise as needed on a volunteer basis.


Mr. Kohen is consulted on a weekly basis regarding the implementation of our business plan. He intends to devote his full business efforts to executing our business plan once we have raised a minimum of $500,000. Mr. Kohen currently devotes up to five hours per week to implementing our business plan.


Lisa Beach, Vice President

Mrs. Lisa Beach has more than twenty years experience in the real estate industry.

Mrs. Beach has served Peppertree Bay Reality, Inc. since 1978. In her present position as onsite Sales and Rental Coordinator, she is responsible for marketing a 362 unit gulf front condominium. At this community she has been the top sales award winner, having won awards for Sales Associate of the Year for each of the last 7 years. She consistently sells over 95% of her own listings.


Her rental program experience includes marketing properties via tenant inquiries by mail, telephone, World Wide Website, as well as walk in traffic and existing resident referrals. She has also been responsible for the selection of advertising media in market specific locations based on demographically defined seasonal rental demand.

As Coordinator of the rental program Mrs. Beach introduces new clients of the firm to the rental program, by explaining the responsibilities of the firm, the owner and a prospective tenant. Reservations are handled by Mrs. Beach through computer as well as backup systems. She is responsible for the escrow of rental payments for payment of taxes, utilities, insurance and other obligations of the unit owner, as well as distribution of rental proceeds to the unit owner.

Mrs. Beach has responsibility for rental unit conditions, including purchase and replacement of interior furnishings, kitchen and bath packages, electronics, as well as other items typically found in a resort rental condominium. She coordinates the cleaning and unit preparation from tenant to tenant as well as scheduling use by owners or business or personal associates of a unit owner.


Mrs. Beach is consulted on a weekly basis regarding the implementation of our business plan. She intends to devote her full business efforts to executing our business plan once we have raised a minimum of $500,000. Mrs. Beach currently devotes up to five hours per week to implementing our business plan.




Rose Cabasso, Vice President and Secretary

Ms. Rose Cabasso, age 48 is a graduate of Brooklyn College with a degree in Psychology and Business Administration.

During her career, she has been associated with many of the premier fashion houses in various managerial positions. From 1975 to 1983, Ms. Cabasso was employed with Kaiser Roth in the capacity of Advertising Manager and Assistant Merchandising Manager. Her efforts were focused on promoting Kaiser Roth's lingerie, lounge-ware, gloves & accessories. Ms. Cabasso was the Director of Advertising and Sales Promotion for Bali Intimate Apparel from 1983 till 1986. She assumed a similar role at Lilly of France, as Director of Advertising and Sales Promotion from 1986 to 1988. Her responsibilities were centered in advertising, marketing, and product promotion through an aggressive media campaign in the greater New York metropolitan area.
Ms. Cabasso developed unique point-of-purchase displays for the retailer.


Ms. Cabasso is consulted on a weekly basis regarding the implementation of our business plan. She intends to devote her full business efforts to executing our business plan once we have raised a minimum of $500,000. Ms. Cabasso currently devotes up to five hours per week to implementing our business plan.

Directors' Remuneration


Our directors are presently not compensated for serving on the board of directors. All officers are prepared to devote full-time attention to successful implement our business plan. If minimum funding of $500,000 is not obtained, officers may then decide to devote less than full-time towards the business plan.




Executive Compensation

Employment Agreements

We have not entered into any employment agreements.


Summary Compensation Table

    The following table sets forth the total compensation paid to or accrued for the period from inception through April 30, 2003 to our CEO and our President.

Annual Compensation



                                                         Other      Restricted   Securities              All
Name and                                                Annual      Stock        Underlying    LTIP      Other
Principal Position      Year     Salary    Bonus     Compensation   Rewards      Options       Payouts   Compensation
-----------------------------------------------------------------------------------------------------------------------

Sean Miller, CEO,       2003     $0         0            0            0             0           0           0
CFO and CAO
-----------------------------------------------------------------------------------------------------------------------

Thomas Fastiggi, COO    2003     $0         0            0            0             0           0           0

-----------------------------------------------------------------------------------------------------------------------

Vincent J. Kohen,       2003     $0         0            0            0             0           0           0
President

-----------------------------------------------------------------------------------------------------------------------

Lisa Beach,             2003     $0         0            0            0             0           0           0
Vice President

-----------------------------------------------------------------------------------------------------------------------



Stock Option Grants in the past fiscal year

We have not issued any grants of stock options in the past fiscal year.

                       PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:



					Number of	Percent		Number of
                                        Shares Owned    Owned           Shares Owned   Percent
Name and Address of                     Before          Before          After          After
Beneficial Owner<F1>                     Offering        Offering        Offering       Offering <F2>
-------------------                    -------------   ----------       -----------    ------------


Cardozo Services Limited(3)             1,540,000       29.8%             0              *
Ansbacher House
Bank Lane
PO Box N7768
Nassau, Bahamas



Vincent Kohen                               5,000          *              0               *



Thomas Fastiggi                           350,000        6.8%             0               *



Lisa Beach                                 25,000          *              0               *



Sean Miller                               400,000        7.7%             0               *



Rose Cabasso                              425,000        8.2%             0               *



Andrea Osman                              400,000        7.7%             0               *
7745 Trieste Place
Delray Beach, FL  33446



Joseph Colonna                            400,000        7.7%             0               *
2068 Arlington Street
Apartment A
Sarasota, FL 34239



Ronald Colonna                            430,000        8.3%             0               *
6056 Midnight Pass Road
Sarasota, FL  34248



John Thristino                            430,000        8.3%             0               *
7745 Trieste Place
Delray Beach, FL  33446



All Directors and Officers as
A Group (4 persons)                     1,200,000       23.2%             0               *

--------------------


<F1>
(1) Unless otherwise indicated, the address of record for the owner is 3675 North Country Club Drive, Suite 1907, Aventura,
FL  33180.


<F2>
(2)     Assumes the sale of all shares offered hereunder.


<F3>
(3) The controlling shareholder of Cardozo Services Limited is Redcorn Consultants Limited. The controlling persons of Redcorn Consultants Limited are Mr. Paul Winder and Mr. Alan Cole.




                          SELLING SHAREHOLDERS


The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of September 30, 2003. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.





                                Ownership of                                 Ownership of
                                Common Stock              Number of          Common Stock
                                Prior to Offering        Shares offered     After Offering
Selling Shareholder           Shares           Percent       Hereby        Shares      Percent<F1>
--------------------------------------------------------------------------------------------------
Cardozo Services Limited      1,540,000         29.8%      1,540,000         0           *
Andrea Osman                    400,000          7.7%        400,000         0           *
Thomas Fastiggi <F2>            350,000          6.8%        350,000         0           *
Lisa Beach <F3>                  25,000          *            25,000         0           *
Sean Miller <F4>                400,000          7.7%        400,000         0           *
Rose Cabasso <F5>               425,000          8.2%        425,000         0           *
Jim Dodrill <F6>                100,000          1.9%        100,000         0           *
Joseph Colonna                  400,000          7.7%        400,000         0           *
Ronald Colonna                  430,000          8.3%        430,000         0           *
John Thristino                  430,000          8.3%        430,000         0           *
Frank Sapienza                  100,000          1.9%        100,000         0           *
James Fenmore                   100,000          1.9%        100,000         0           *
Tom Milana                       25,000          *            25,000         0           *
Peter Puelo                      25,000          *            25,000         0           *
Joy Miller                        2,500          *             2,500         0           *
Bryan Miller                      2,500          *             2,500         0           *
Willy Casanas                     5,000          *             5,000         0           *
Lindsay Latino                    1,500          *             1,500         0           *
Michael Latino                    1,500          *             1,500         0           *
John McClain                     20,000          *            20,000         0           *
Ivan Katz                        10,000          *            10,000         0           *
Wesley Sheperd                   10,000          *            10,000         0           *
Michael Rossi                    50,000          *            50,000         0           *
Evan Prizer                      80,000          1.55%        80,000         0           *
Robyn Prizer                     50,000          *            50,000         0           *
Richard Crowder                  50,000          *            50,000         0           *
Richard Crowder, Inc.            50,000          *            50,000         0           *
Health Medical, Inc.              5,000          *             5,000         0           *
Melvin Negron                     1,250          *             1,250         0           *
Marina Negron                     1,250          *             1,250         0           *
Shawn Bartlett                    1,000          *             1,000         0           *
Gabriela Bartlett                 1,000          *             1,000         0           *
John Cairo                       20,000          *            20,000         0           *
Jean Waldron                      5,000          *             5,000         0           *
Hildegard Karounos                1,000          *             1,000         0           *
Janet Comuzzi                     5,000          *             5,000         0           *
Hope Corson                       5,000          *             5,000         0           *
S.G. Huneryager                   5,000          *             5,000         0           *
Roberta Huneryager                5,000          *             5,000         0           *
Vincent Kohen                     5,000          *             5,000         0           *
William Rosenberg                10,000          *            10,000         0           *
Don McGinnis                      1,000          *             1,000         0           *
Kathy Shoemaker                   1,000          *             1,000         0           *
Robert Collazo                    5,000          *             5,000         0           *
Toma Sheperd                      5,000          *             5,000         0           *

Total                         5,165,500                    5,165,500



* Indicates less than 1%
* Indicates less than 1%

<F1>
1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.


<F2>
2)	Mr. Fastiggi is our Chief Operating Officer.



<F3>
3)	Ms. Beach is our Vice President.



<F4>
4)	Mr. Miller is our Chief Executive Officer, Chief Financial Officer
        and a Director.


<F5>
5)	Ms. Cabasso is a Vice President and a Director.

<F6>
6)	Mr. Dodrill is the principal of The Law Office of James G. Dodrill II,
        PA, our law firm.



<F7>
7)	Mr. Kohen is our President.

                        DESCRIPTION OF SECURITIES

General


    Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 5,165,500 shares of common stock and no shares of preferred stock were outstanding. We presently act as the transfer agent for our common stock but, prior to an active trading market developing, will hire a professional transfer agent service to serve as our transfer agent.


Common Stock


    We are authorized to issue 100,000,000 shares of our common stock, $0.0001 par value, of which 5,165,500 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.


    Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders. None of our shareholders have any preemptive rights.


Preferred Stock

    The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.


Market for Common Equity and Related Stockholder Matters

There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.


    As of September 30, 2003, there were 45 shareholders of record of our common stock and a total of 5,165,500 shares outstanding. Of the 5,165,500 shares of common stock outstanding, 2,740,000 shares of common stock are beneficially held by "affiliates" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.


    Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

                        DISCLOSURE OF SEC POSITION
            ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                          PLAN OF DISTRIBUTION

    Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is Thomas Fastiggi, our Chief Operating Officer, who is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. All shares of our common stock that we are registering for sale by the company that we are able to sell will be sold at a price per share of $0.25. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of Medallion Crest Management, Inc.


    While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sales, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sale of the shares pursuant to the terms hereof.


    The selling shareholders will sell their shares at a price per share of $0.25. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals. These sales by Selling Shareholders may occur contemporaneously with sales by us. The sale of the common stock offered by the selling shareholders through this prospectus may be affected in one or more of the following:


-       Ordinary brokers' transactions;
-       Transactions involving cross or block trades or otherwise
- Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;


- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
-       in privately negotiated transactions; or
-       any combination of the foregoing.


    Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

    Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by the company, we will file a post-effective amendment to this registration statement setting forth the name of such entity and the terms under which such entity is participating in this offering.

    We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

    We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engagedin any transactions that are requred to be disclosed.


                                  LEGAL MATTERS

The Law Office of James G. Dodrill II, PA of Boca Raton, Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus. Mr. Dodrill is the owner of 100,000 shares of our common stock.


                                    EXPERTS

The financial statements as of April 30, 2003 and for the period from April
4, 2003 (inception) to April 30, 2003 included in this prospectus have been so included in reliance on the report of Daszkal Bolton LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.



                  WHERE YOU CAN FIND MORE INFORMATION


    We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth
Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Medallion Crest Management, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein.
Such request should be directed to us at Medallion Crest Management, Inc., 3675 North Country Club Drive, Suite 1907, Aventura, Florida 33180 Attention:
Sean Miller, CEO.


    Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                        MEDALLION CREST MANAGEMENT, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

                     PERIOD FROM APRIL 4, 2003 (INCEPTION)
                            THROUGH APRIL 30, 2003
                  AND FOR THE THREE MONTHS ENDED JULY 31, 2003

                              TABLE OF CONTENTS





Independent Auditor's Report                               1


Financial Statements:

Balance Sheet as of April 30, 2003 and
July 31, 2003 (unaudited)                                  2

Statement of Operations for the period from April
4, 2003 (inception) through April 30, 2003, the
three months ended July 31, 2003 (unaudited) and
from Aptil 4, 2003 (inception) through July 31,
2003 (unaudited)                                           3

Statement of Changes in Stockholders' Equity for
the period from April 4, 2003 (inception)
through April 30, 2003 and July 31, 2003 (unaudited)       4

Statement of Cash Flows for the period from April
4, 2003 (inception) through April 30, 2003 and
April 4, 2003 (inception) through July 31,
2003 (unaudited)                                           5


Notes to Financial Statements                              6

Michael I. Daszkal, CPA, P.A.		2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.		Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.		t: 561.367.1040
Michael S. Kridel, CPA, P.A.		f: 561.750.3236
Marjorie A. Horwin, CPA, P.A. 		www.daszkalbolton.com



                               DASZKALBOLTON LLP
                               -----------------


                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------


To the Board of Directors and Stockholders
Medallion Crest Management, Inc.

We have audited the accompanying balance sheet of Medallion Crest Management, Inc., (a development stage company) as of April 30, 2003, and the related statements of operations, changes in stockholders' equity and cash flows for the period from April 4, 2003 (inception) through April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medallion Crest Management, Inc. as of April 30, 2003, and the results of its operations and its cash flows for the period from April 4, 2003 (inception) through April 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced losses in the development stage. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DASZKAL BOLTON LLP

Boca Raton, Florida
May 15, 2003



Member of American Institute of Certified Public Accountants - SEC and
Private Companies Practice Sections  Member   Affiliated Offices Worldwide

MEDALLION CREST MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
----------------------------------------------------------------

                                    ASSETS
                                    ------

                                                      April 30,      July 31,
                                                         2003          2003
                                                      ----------    ---------
                                                                   (unaudited)
Current assets:
  Cash                                                $   46,137    $  41,884
                                                      ----------    ---------


                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------


Total liabilities                                     $        -    $   2,234
                                                      ----------    ---------

Stockholders' equity:
  Preferred stock, 20,000,000
   authorized, par value
   $.0001; none issued and
   outstanding                                                 -           -
  Common stock, 100,000,000
   authorized, $.0001 par value;
   5,165,500 issued and outstanding                          517          517
  Additional paid in capital                              45,783       45,783
  Deficit accumulated during the
   development stage                                        (163)      (6,650)
                                                      ----------    ---------

     Total stockholders' equity                           46,137       39,650
                                                      ----------    ---------
     Total liabilities and stockholders' equity       $   46,137    $  41,884
                                                      ==========    =========


See accompanying notes to financial statements.

MEDALLION CREST MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
--------------------------------------------------------------------



                                                              April 4, 2003    Three months    April 4, 2003
                                                               (inception)         ended        (inception)
                                                                 through          July 31,          through
                                                              April 30, 2003       2003        July 31, 2003
                                                              --------------   -------------   -------------
                                                                                (unaudited)     (unaudited)


Revenue                                                         $         -              0               0

Selling, general and administrative expenses                            163          6,487           6,650
                                                                -----------      ---------       ---------

Loss from operations                                                   (163)        (6,487)         (6,650)
                                                                -----------      ---------       ---------

Provision (benefit) for income taxes                                      -              -               -
                                                                -----------      ---------       ---------

Net loss                                                        $      (163)     $  (6,487)      $  (6,650)
                                                                ===========      =========       =========



Basic and diluted loss per share                                $         -              -               -
                                                                ===========      =========       =========

Basic and diluted weighted average shares outstanding             2,127,712      5,165,500
                                                                ===========      =========



See accompanying notes to financial statements.

MEDALLION CREST MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------


                                                                            Accumulated
                                          Common Stock                        Deficit
                                       -------------------    Additional     Development
                                        Shares     Amount   Paid-In Capital     Stage      Total
                                       ---------  --------  ---------------  -----------  --------

Balance, April 4, 2003 (inception)             -  $     -     $      -        $      -    $     -

Initial capital contributions          4,750,000      475        4,275               -       4,750

Common stock issued for cash             415,500       42       41,508               -      41,550

Net loss - April 30, 2003                      -        -            -            (163)       (163)
                                       ---------  -------     --------        --------    --------

Balance, April 30, 2003                5,165,500  $   517     $ 45,783        $   (163)   $ 46,137

Net loss July 31, 2003 (unaudited)             -        -            -          (6,487)     (6,487)
                                       ---------  -------     --------        --------    --------

Balance, July 31, 2003 (unaudited)     5,165,500      517       45,783          (6,650)     39,650
                                       =========  =======     ========        ========    ========



See accompanying notes to financial statements.

MEDALLION CREST MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------





                                                      April 4, 2003    Three months    April 4, 2003
                                                       (inception)         ended        (inception)
                                                         through          July 31,          through
                                                      April 30, 2003       2003        July 31, 2003
                                                      --------------   -------------   -------------
                                                                        (unaudited)     (unaudited)

Cash flows from operating activities:
  Net loss                                            $    (163)       $   (6,487)     $   (6,650)
                                                      ---------        ----------      ----------
  Increase in accounts payable                                -             2,234           2,234
                                                      ---------        ----------      ----------
Net cash used in operating  activities                     (163)           (4,253)         (4,416)
                                                      ---------        ----------      ----------
  Cash flows from financing activities
    Common stock issued for cash                         41,550                 -          41,550
    Initial capital contribution                          4,750                 -           4,750
                                                      ---------        ----------      ----------
  Net cash provided by financing activities              46,200                 -          46,300
                                                      ---------        ----------      ----------

  Net increase in cash                                   46,137            (4,253)         41,884

  Cash at beginning of period                                 -            46,137               -
                                                      ---------        ----------      ----------

  Cash at end of period                               $  46,137        $   41,884      $   41,884
                                                      =========        ==========      ==========


  Supplementary information:
  --------------------------
    Cash paid for:
      Interest                                        $       -                 -               -
                                                      =========        ==========      ==========
      Income taxes                                    $       -                 -               -
                                                      =========        ==========      ==========

See accompanying notes to financial statements.

MEDALLION CREST MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
---------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK

Medallion Crest Management, Inc was incorporated on April 4, 2003 in order to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, rehabilitation, financing and management of real properties.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Basic and Diluted Earnings Per Share

Basic income per common share is computed by dividing the net income by the weighted average number of shares of common stock outstanding during the year. Diluted income per common share is determined using the weighted-average number of common shares outstanding during the year, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Unaudited Interim Information

The information presented as of July 31, 2003 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of July 31, 2003 and the results of operations, its cash flows and the statement of changes in stockholders equity for the three months ended July 31, 2003. The results of operations for the period ended July 31, 2003 are not necessarily indicative of the results for the full year.

NOTE 3 - EQUITY TRANSACTIONS

Common Stock Issued for Cash

During the period ended April 30, 2003, the Company issued 4,750,000 of common stock to initial investors for cash. The Company valued the shares at $.001 per share, for a total of $4,750.

Also during the period ended April 30, 2003, the Company issued
415,500 of common stock at $.10 per share, for a total of $41,550.

NOTE 4 - INCOME TAXES

For income tax purposes, the Company has elected to capitalize start-up costs incurred during 2003 and totaling $6,650. The start-up costs will be amortized over sixty months beginning in the year of initial operations.
                                       7

No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Medallion Crest Management, Inc.
This prospectus does not constitute
an offer to sell or a solicitation
to an offer to buy the securities
offered hereby to any person in any
state or other jurisdiction in
which such offer or solicitation
would be unlawful.  Neither the
delivery of this prospectus nor any
sale made hereunder shall, under
any circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.


Until _________ __, 2004 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.



	TABLE OF CONTENTS
                               Page
Prospectus Summary               3         Medallion Crest Management, Inc.
The Offering                     4
Summary Financial Data           7
Risk Factors                     8
Use of Proceeds                  16
Determination of Offering Price  18
Dividend Policy                  18
Dilution                         19              9,165,500 SHARES
Management's Plan of Operation   20
Business                         24
Management                       29
Principal Shareholders           33
Selling Shareholders             34
Description of Securities        36
Indemnification                  38                  PROSPECTUS
Plan of Distribution             39
Certain Relationships and
 Related Transactions            41
Legal Matters                    41
Experts                          41
Where You Can Find More
Information                      41
Financial Statements


October 6, 2003

                                    PART II
                                    -------

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	We estimate that expenses in connection with this registration statement will be as follows:

SEC registration fee*             $     186
Accounting fees and expenses      $   4,000
Legal                             $  50,000
Miscellaneous*                    $   5,814
                                  =========
Total                             $  60,000

* estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act or Regulation D, Rule 504 of the Securities Act. All shares were issued in exchange for cash payments in the amount shown below under "Total
Price." None of the foregoing transactions involved a distribution or public offering.



In April 2003 the Company issued 4,750,000 shares to fourteen investors as "founder's shares" for a total price of $4,750. The transaction was exempt from registration under Section 4(2) as all purchasers were sophisticated and, either officers of the Company or were provided with access to the Company's officers so as to receive all material information regarding the Company that the recipient requested. The shares were issued with restrictive legend and the transactions did not include a public distribution or offering.



In April 2003 the Company conducted a private placement offering whereby it sold 415,500 shares to thirty-one investors for a total price of $41,550 pursuant to an exemption from registration claimed under section 4(2) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated thereunder. The shares were sold through the company's officers and directors. All purchasers had pre-existing relationships with Company management and all purchasers were provided with information regarding the company's business plan, financial status and risk factors. Additionally, all purchasers were provided with access to the Company's officers so as to receive all material information regarding the Company that the recipient
requested.   The transaction was completed on April 29, 2003.  All shares were issued with a restrictive legend and the transactions and did not include a public distribution or offering.


Date      Name           # of Shares     Total Price
-------------------------------------------------------------------
4/7/03  Joy Miller          2,500           $250
4/7/03  Bryan Miller        2,500           $250
4/8/03  Willy Casanas       5,000           $500
4/9/03  Lindsay Latino      1,500           $150
4/9/03  Michael Latino      1,500           $150
4/10/03 John McClain        20,000          $2,000
4/11/03 Ivan Katz           10,000          $1,000
4/12/03 Wesley Sheperd      10,000          $1,000
4/14/03 Cardozo Services
           Limited          1,540,000       $1,540
4/14/03 Andrea Osman        400,000         $400
4/14/03 Michael Rossi       50,000          $5,000
4/14/03 Evan Prizer         80,000          $8,000
4/14/03 Robyn Prizer        50,000          $5,000
4/14/03 Sean Miller         40,000         $430
4/14/03 Jim Dodrill         100,000         $100
4/14/03 John Thristino      430,000         $430
4/15/03 Richard Crowder     50,000          $5,000
4/15/03	Richard Crowder,
        Inc.                50,000          $5,000
4/21/03	Health Medical,
        Inc.                5,000           $5,000
4/21/03 Melvin Negron       1,250           $1,250
4/21/03 Marina Negron       1,250           $1,250
4/21/03 Jean Waldron        5,000           $500
4/21/03 Hildegard Karounos  1,000           $100
4/22/03 Janet Comuzzi       5,000           $500
4/23/03 Hope Corson         5,000           $500
4/23/03 Shawn Bartlett      1,000           $1,000
4/23/03 Gabriela Bartlett   1,000           $1,000
4/24/03 John Cairo          20,000          $2,000
4/24/03 S.G. Huneryager     5,000           $500
4/25/03 Roberta Huneryager  5,000           $500
4/25/03 Vincent Kohen       5,000           $500
4/28/03 William Rosenberg   10,000          $1,000
4/24/03 Don McGinnis        1,000           $100
4/24/03 Kathy Shoemaker     1,000           $100
4/28/03 Thomas Fastiggi     350,000         $350
4/28/03 Lisa Beach          25,000          $25
4/28/03 Rose Cabasso        425,000         $425
4/28/03 Joseph Colonna      400,000         $400
4/28/03 Ronald Colonna      430,000         $430
4/29/03 Robert Collazo      5,000           $500
4/29/03 Frank Sapienza      100,000         $100
4/29/03 James Fenmore       100,000         $100
4/29/03 Tom Milana          25,000          $25
4/29/03 Peter Puelo         25,000          $25
4/29/03 Toma Sheperd        5,000           $500

ITEM 27. EXHIBITS

Exhibit Number		Description

3.1	Articles of Incorporation of Medallion
        Crest Management, Inc.

3.2	Bylaws of Medallion Crest Management, Inc.

3.3	Specimen certificate of the Common Stock of
        Medallion Crest Management, Inc.

5.1	Opinion of Law Office of James G. Dodrill
        II, PA as to legality of securities being registered

23.1	Consent of Daszkal Bolton LLP

23.2	Consent of Law Office of James G. Dodrill
        II, PA (included in Exhibit 5.1)

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus wiled with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
        iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aventura state of Florida, on October 6, 2003.

					MEDALLION CREST MANAGMENT, INC.

                                  By:     /s/ Sean Miller
                                      -------------------
                                        Sean Miller
                                        Principal Executive Officer, Principal
                                        Financial Officer and Chairman


    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on October 6, 2003.




  /s/ Sean Miller     Principal Executive Officer, Principal Financial Officer,
-----------------       Principal Accounting Officer and Director
     Sean Miller



  /s/ Rose Cabasso     Vice President, Secretary and Director
-------------------
     Rose Cabasso